Innovid Announces Changes to its Board of Directors

NEW YORK, July. 8, 2022 - Innovid Corp. (NYSE:CTV) (the “Company”), an independent advertising platform for delivery, personalization and measurement of converged TV across linear, connected TV (CTV) and digital, today announced changes in its board of directors (the “Board”). Mr. Steven Cakebread has resigned for personal reasons and Mr. Brian Hughes has joined as a member of the Board and to serve on the Audit Committee of the Board (the “Audit Committee”) as Audit Committee Chair. Mr. Hughes was elected as a Class I director of the Company for a term expiring at the annual meeting of shareholders in 2025 or until his earlier death, resignation or removal.

“It has been a great pleasure to serve on the Board of Innovid and I wish Zvika and his team all the very best for the future,” said Mr. Cakebread.

"Driving digital transformation and the role that software plays in it has been a key focus throughout my career in order to better meet customer needs and deliver business results," said Mr. Hughes. "Innovid sits in a very exciting place in the transformation of television to a digital infrastructure and I believe Innovid is well positioned to benefit as the shift to streaming continues."

Mr. Hughes, age 63, currently serves as a Director of Bentley Systems, CompoSecure, Inc. and Omnilit Acquisition Corp. Mr. Hughes was previously an audit partner, the national private markets group leader, and venture capital co-leader at KPMG LLP where he worked from 2002 to 2019 and an audit partner at Arthur Andersen where he worked from 1981 to 2002. Mr. Hughes received a Master’s in Business Administration and a Bachelor of Science in Economics and Accounting from the Wharton School, University of Pennsylvania. Mr. Hughes was chosen to serve on the Board because of his financial expertise, extensive accounting, auditing and venture capital experience as well as his experience as a director and advisor of other companies.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results, expected growth and the expected benefits resulting from its partnerships. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the Covid-19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s Annual Report on Form 10-K filed with the SEC on March 18, 2022, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE:CTV) powers advertising delivery, personalization, measurement and outcomes across linear, CTV and digital for some of the world’s largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and currency-grade measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Investor Relations:

Brinlea Johnson
ir@innovid.com